As filed with the Securities and Exchange Commission on June 22, 1995. Registration No. 33-
______________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


Form S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933


3Com CORPORATION
(Exact name of Registrant as specified in its charter)



California                    3577                          94-2605794
(State or other jurisdiction  (Primary Standard Industrial  (I.R.S. Employer
of incorporation or           Classification Number)        Identification
organization)                                               No.)

5400 Bayfront Plaza
Santa Clara, CA 95052-8145
(408) 764-5000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)



ERIC A. BENHAMOU
President and Chief Executive Officer
3Com CORPORATION
5400 Bayfront Plaza
Santa Clara, CA 95052-8145
(408) 764-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

BRADLEY J. ROCK, ESQ.             MARK D. MICHAEL, ESQ.
JOHN W. KUO, ESQ.                 General Counsel and Secretary
Gray Cary Ware & Freidenrich      3Com Corporation
A Professional Corporation        5400 Bayfront Plaza
400 Hamilton Avenue               Santa Clara, CA 95052-9145
Palo Alto, CA 94301

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration
Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: _X_

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

___ If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.




CALCULATION OF REGISTRATION FEE

				Proposed    Proposed
Title of                        Maximum     Maximum       Amount
Each Class         Amount       Offering    Aggregate     of
of Securities      to be        Price Per   Offering      Registration
to be Registered   Registered   Share (1)   Price (1)     Fee
- ----------------   ----------   ---------   ---------     ------------
Common Stock
(no par value)     483,309      $66.50      $32,140,049   $11,083


(1) Estimated solely for the purpose of computing the registration fee and based on the last sales price of the Common Stock of 3Com
Corporation as reported on the Nasdaq National Market on June 20, 1995.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.



483,309 Shares

3COM CORPORATION

Common Stock
- ----------------

	The 483,309 shares of Common Stock of 3Com Corporation ("3Com" or the "Company") covered by this Prospectus (the "Shares") are outstanding shares that may be sold from time to time by or on behalf of certain Shareholders
(the "Selling Shareholders") of the Company described in this Prospectus under "Selling Shareholders." The Selling Shareholders acquired the Shares from the Company in a private transaction related to the Company's acquisition of all of the outstanding stock of Sonix Communications Limited, a company formed and registered in England ("Sonix"). The Company has agreed to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and to use its best efforts to cause the registration statement covering the Shares to be declared effective and to remain effective for up to two (2) years following the date of the Acquisition and Exchange Agreement, dated March 22, 1995, by and among 3Com and the Shareholders of Sonix (the "Acquisition Agreement").
The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders.

	The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares from time to time in the Nasdaq National Market, in negotiated transactions or otherwise, and on terms and at prices then obtainable. The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company and the Selling Shareholders have agreed to certain indemnification arrangements. See "Plan of Distribution."

	The Company will bear the cost of preparing and printing the Registration Statement, the Prospectus and any Prospectus Supplements and all filing fees and legal and accounting expenses associated with registration under federal and state securities laws. The Selling Shareholders will pay all other expenses related to the distribution of the Shares.

	THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.

	The Company's Common Stock is listed on the National Market of the National Association of Securities Dealers, Inc. (the "NASD") and is traded under the symbol "COMS". On June 20, 1995, the last sales price of the Company's Common Stock as reported on the NASD Automatic Quotation System was $66.50.


	See "Risk Factors" beginning on page 3 hereof for information that should be considered by prospective purchasers of the Shares offered hereby.


	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


	The date of this Prospectus is June   , 1995.


AVAILABLE INFORMATION


	3Com Corporation ("3Com" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission located at 500 West Madison Street, Chicago, Illinois 60621 and 75 Park Place, New York, New York 10007. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

	The Company has also filed a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with the Commission. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:
(1) the Company's Current Report on Form 8-K as filed on May 16, 1995, as amended, regarding the acquisition of Sonix Communications Limited;
(2) the Company's Current Report on Form 8-K filed June 20, 1995 regarding the acquisition of Primary Access Corporation; (3) the Company's Annual Report on Form 10-K for the year ended May 31, 1995
filed June   , 1995; and (4) the description of the Company's Common
Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on September 28, 1984.

	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
 Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated by reference in this Prospectus (other than any exhibits thereto). Requests for such documents should be directed to 3Com Corporation at 5400 Bayfront Plaza, Santa Clara, CA 95052-8145, Attn: General Counsel (phone number 408-764-5000).





THE COMPANY

	3Com designs, develops, manufactures, markets and supports a broad range of ISO 9000-compliant global data networking connectivity solutions for building/campus backbone, wide-area network ("WAN") backbone, workgroup, remote office and personal office environments.
3Com offers virtually all the necessary components to build and manage these networking infrastructures, including routers, hubs, remote access servers, switches, adapters and network management for Ethernet, Token Ring, FDDI, ATM and other high-speed data networks. As data networks have grown in size and importance and have become the primary computing environment for many organizations, customers are demanding increased performance, scalability and network access. 3Com's architecture for scaling performance and extending the reach of customers' data networks is called High Performance Scalable Networking ("HPSN"). HPSN encompasses the full breadth of 3Com's products and provides a blueprint for planning, implementing and managing customers' connectivity systems requirements. With an emphasis on industry standards, interoperability and investment protection, 3Com solutions are designed to reduce the overall cost of network ownership.

	3Com's products are marketed worldwide through multiple indirect channels, such as systems integrators, value-added resellers, distributors and original equipment manufacturers, as well as directly to large customers. 3Com maintains sales offices in 22 countries, service and support centers on three continents and manufacturing and distribution centers in the U.S. and Europe. 3Com sells its products to a wide range of customers in a variety of markets, including financial services, education, government, healthcare, manufacturing and technology.

	3Com was incorporated in California in June 1979. 3Com's executive offices are located at 5400 Bayfront Plaza, Santa Clara, California 95052-8145; its telephone number at that address is (408) 764-5000.

RISK FACTORS

	In addition to other information contained in this Prospectus or incorporated by reference, the following factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

	New Products and Technological Change. The market for 3Com's products is characterized by rapid technological developments, evolving industry standards, changes in customer requirements, frequent new product introductions and enhancements and short product life cycles. 3Com's success depends in substantial part upon its ability, on a cost-effective and timely basis, to continue to enhance its existing products and to develop and introduce new products that take advantage of technological advances. An unexpected change in one or more of the technologies affecting data networking or in market demand for products based on a particular technology could have a material adverse effect on 3Com's operating results. For instance, a large portion of 3Com's revenues is comprised of sales of products based on Ethernet technology.
 3Com's operating results could be adversely affected if there is an unexpected change in demand for products based on such technology or if 3Com does not respond timely and effectively to expected changes. 3Com is engaged in research and development activities in certain emerging LAN and WAN high-speed technologies, such as 100 Mbps Ethernet, ATM and ISDN. There can be no assurance that 3Com will be able to timely and successfully develop new products to address new industry transmission standards and technological changes or to respond to new product announcements by others or that such products will achieve market acceptance.

	Competition. 3Com experiences and expects substantial additional competition from established and emerging computer, communications, intelligent network wiring and network management companies. The primary competitors for 3Com's products are Bay Networks, Inc., Cabletron Systems, Inc., Cisco Systems, Intel Corporation and Standard Microsystems Corporation. There can be no assurance that 3Com will be able to compete successfully in the future with existing competitors or new competitors. The data networking industry has become increasingly competitive and 3Com's results may be adversely affected by the actions of existing or future competitors. Such actions may include the development or acquisition of new technologies, the introduction of new products, the assertion by third parties of patent or similar intellectual property rights, and the reduction of prices by competitors to gain or retain market share. Industry consolidation or alliances may also affect the competitive environment. In particular, competitive pressures from existing or new competitors who offer lower prices or introduce new products could result in delayed or deferred purchasing decisions by potential customers and price reductions, both of which would adversely affect 3Com's sales and operating margins. The industry in which the Company competes is characterized by declining average selling prices, which the Company anticipates will continue. This trend could adversely impact 3Com's sales and operating margins. 3Com participates in the designing, manufacturing and marketing on-premises equipment. 3Com's competitors typically compete in one or more segments of the on-premises sector of the data networking market. These companies are using their resources and technical expertise to improve and expand their product lines in an effort to gain market share.
Several are extending their product offerings beyond a single market segment and pursuing strategies more closely resembling 3Com's global data networking strategy.

	Product Protection and Intellectual Property. 3Com currently relies upon a combination of patents, copyrights, trademarks and trade secret laws to establish and protect its proprietary rights in its products. 3Com maintains as proprietary the software and other portions of the technology incorporated in its products. 3Com has been issued and has applied for numerous patents in the United States on various aspects of its hardware and software products. There can be no assurance that the steps taken by 3Com to protect its proprietary rights will be adequate to prevent misappropriation of its technology or that 3Com's competitors will not independently develop technologies that are substantially equivalent or superior to 3Com's technology. In addition, the laws of some foreign countries do not protect 3Com's proprietary rights to the same extent as do the laws of the United States. In addition, no assurance can be given that any patents currently held or issued to 3Com in the future will not be challenged, invalidated or circumvented or that the rights granted thereunder will provide competitive advantages.

	From time to time 3Com receives communications asserting that 3Com's use of trademarks, or that 3Com's products infringe or may infringe the rights of third parties. There can be no assurance that any such claims will not result in protracted and costly litigation; however, based upon general practice in the industry 3Com believes that such matters can ordinarily be resolved without any material impact on its results of operations.

	Uncertainties Related to the Integration of Recently Acquired Businesses. The successful integration of companies in the networking industry may be more difficult to accomplish than in other industries. 3Com has recently consummated the acquisition of Primary Access Corporation ("Primary Access") and Sonix Communications Limited ("Sonix"). There can be no assurance that 3Com will be successful in developing products based on Primary Access' or Sonix's technology or engineering expertise, that 3Com will be successful in integrating its own distribution channels with those of Primary Access or Sonix, that 3Com will be successful in penetrating Primary Access' or Sonix's installed customer base, that 3Com will be successful in selling Primary Access' or Sonix's products to its own customer base, that the combined companies will retain their key personnel or that 3Com will realize any of the other anticipated benefits of the acquisitions.

	Acquisition Strategy. Acquisitions of complementary businesses are an active part of 3Com's overall business strategy. In addition to the Primary Access and Sonix acquisitions, 3Com has recently consummated acquisitions of several other businesses, including NiceCom, Ltd., Synernetics, Inc. and Centrum Communications, Inc. 3Com continually evaluates potential acquisition and investment opportunities. There can be no assurance that products, technologies and businesses of acquired companies will be effectively assimilated into 3Com's business or product offerings. In addition, 3Com may incur significant expenses to complete acquisitions and investments and to support the acquired products, and there can be no assurance that such technologies or businesses will contribute to 3Com's revenues or earnings to any material extent. Further, the challenge of managing the integration of several companies simultaneously is significant, and there can be no assurance that 3Com will be able to successfully manage such integration.

	Volatility of Stock Price. Based on the trading history of its stock, 3Com believes factors such as announcements of new products by 3Com or its competitors, sales of stock into the market by existing holders, quarterly fluctuations in 3Com's financial results and general conditions in the data networking market have caused and are likely to continue to cause the market price of the 3Com Common Stock to fluctuate substantially. In addition, technology company stocks have experienced extreme price and volume fluctuations that often have been unrelated to the operating performance of such companies. This market volatility may adversely affect the market price of 3Com's Common Stock.

	Small Backlog and Potential Fluctuations in Quarterly Results. 3Com customers place orders on an as needed basis and 3Com typically ships products within one to four weeks after receipt of an order. Accordingly, 3Com does not maintain a substantial backlog, and most of its revenues in each quarter result from orders booked in that quarter.
 3Com establishes its expenditure levels based on its expectations as to future revenues, and if revenue levels were to be below expectations this could cause expenses to be disproportionately high. As a result, a drop in near term demand will significantly affect operating results which may fluctuate for this reason or as a result of a number of other factors, including increased competition, variations in the mix of sales, announcements of new products by 3Com or its competitors and capital spending patterns of 3Com's customers.

	Dependence Upon Suppliers. Some key components of 3Com's products are currently available only from single sources. The inability of 3Com to obtain certain components could require 3Com to redesign or delay shipment of several of its data networking products. 3Com has sought to establish close relationships with sole-source suppliers and/or to build up inventory of such components; however, there can be no assurance that production will not be interrupted due to the unavailability of components. 3Com believes that its inventory levels of these components, combined with finished components held by 3Com's suppliers, are adequate for its presently forecasted needs. Although 3Com has contractual arrangements with certain of its sole-source suppliers, there can be no assurance that in the future 3Com's suppliers will be able to meet the demand for components in a timely and cost-effective manner. 3Com's operating results and customer relationships could be adversely affected by either an increase in prices for, or an interruption or reduction in supply of, any key components.

	Certain Charter Provisions. Certain charter provisions and 3Com's shareholder rights plan could have the effect of delaying, deferring or preventing a change in control of 3Com. In addition, 3Com's charter eliminates the personal monetary liability of its directors for breach of their duty of care, and 3Com has entered into agreements with its officers and directors indemnifying them against losses they may incur in legal proceedings resulting from their service to 3Com.

	Acts of God. 3Com's corporate headquarters and a large portion of its research and development activities and other critical business operations are located near major earthquake faults. Operating results could be materially adversely affected in the event of a major earthquake.

	Attraction and Retention of Key Employees. Competition for qualified personnel in the computer and communications industries is intense. The future success of 3Com will depend in large part on its ability to attract and retain key employees.

	Manufacturing Facilities. 3Com is currently increasing its manufacturing facility capabilities in two locations. While 3Com has significant experience in expanding its manufacturing operations, such expansion may be subject to delay due to labor issues, adverse weather and construction or other unforeseeable delays, which could adversely affect 3Com's operating results and customer relationships.


MATERIAL CHANGES

	Please note the descriptions of recently acquired businesses set forth in the Company's Current Report on Form 8-K as filed on May 16, 1995, as amended, regarding the acquisition of Sonix Communications Limited, the Company's Current Report on Form 8-K as filed on June 20, 1995, regarding the acquisition of Primary Access Corporation, and the Company's Annual Report on Form 10-K for the fiscal year ended May 31,
1995 as filed on June    , 1995.


SELLING SHAREHOLDERS

	Schroder International Trust Company Limited, as trustee of Schroder UK Venture Fund III Trust; Schroder Venture Managers Inc., as general partner of Schroder UK Venture Fund III LP1; Schroder Venture Managers Inc., as general partner of Schroder UK Venture Fund III LP2; and Greylock Limited Partnership acquired their Shares from the Company in connection with the Company's acquisition of all of the outstanding stock of Sonix Communications Limited, a company formed and registered in England ("Sonix"). The acquisition was consummated on May 1, 1995. Pursuant to the Acquisition and Exchange Agreement dated March 22, 1995 between the Company and all of the shareholders of Sonix, the Selling Shareholders received the Shares directly from the Company in exchange for the Sonix Ordinary Shares owned and held by them.

	The following table lists the Selling Shareholders, the number of shares of the Company's Common Stock which each owned or had the right to acquire as of June 20, 1995, the number of shares of the Company's Common Stock which may be sold by each, and the number and (if one percent or more) the percentage of the Company's shares of Common Stock which each will own or have the right to acquire after the offering pursuant to this registration statement, assuming the sale of all the shares which may be sold:

			   Shares              Shares   Percentage
			   Owned     Shares    Owned    Owned
			   Before    To Be     After    After
Selling Shareholders       Sale      Sold      Sale     Sale
- --------------------       -------   -------   -------  ----------
Schroder International     130,663   130,663      --        --
Trust Company Limited,
as trustee of Schroder
UK Venture Fund III Trust

Schroder Venture Manager
Inc., as general partner
of Schroder UK Venture
Fund III LP1               127,692   127,692      --        --

Schroder Venture Manager
Inc., as general partner
of Schroder UK Venture
Fund III LP2                63,851    63,851      --        --

Greylock Limited
Partnership                161,103   161,103      --        --



PLAN OF DISTRIBUTION

	The Company has been advised by the Selling Shareholders that they may sell all or a portion of the Shares from time to time on the Nasdaq National Market, or otherwise, at prices and on terms prevailing at the time of sale or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) an over-the-counter distribution in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) in privately negotiated transactions. The Selling Shareholders have agreed to certain restrictions on trading in 3Com Common Stock that prohibit open market offers or sales (i) beginning fourteen (14) days prior to the end of each fiscal year or quarter of 3Com and ending the date of 3Com's filing of a periodic report on Form 10-K or 10-Q corresponding to such fiscal year or quarter, and (ii) during such other time that 3Com, in its reasonable judgment, determines that there is or may be material undisclosed information or events with respect to 3Com. There is no assurance that any of the Selling Shareholders will offer or sell any or all of the Shares registered hereunder.

	In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Shareholders in amounts to be negotiated prior to the sale.
Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales. The Company will pay all expenses incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

	The Company has agreed to indemnify the Selling Shareholders, and any underwriter and certain control and other persons related to the foregoing persons against certain liabilities, including liabilities under the Securities Act. The Selling Shareholders have agreed to indemnify the Company and certain related persons against certain liabilities, including liabilities under the Securities Act.

	The Company has agreed with the Selling Shareholders to keep the Registration Statement of which this Prospectus constitutes a part effective for up to two (2) years following the date of the Acquisition Agreement. The Company intends to de-register any of the Shares not sold by the Selling Shareholders at the end of such two (2) year period; however, at such time, any unsold shares may be freely tradable subject to compliance with Rule 144 of the Securities Act.




USE OF PROCEEDS

	The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.


LEGAL MATTERS

	The legality of the Shares is being passed upon by Gray Cary Ware & Freidenrich, A Professional Corporation, Palo Alto, California.


[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]




3COM CORPORATION

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS*























* Any financial statements required by Item 11 of Form S-3 will be provided by amendment.






No dealer, salesman or other                  483,309 Shares
person has been authorized to
give any information or to make
any representations other than
those contained or incorporated              3COM CORPORATION
by reference in this Prospectus
in connection with the offering
described herein, and, if given
or made, such information or                   COMMON STOCK
representation must not be
relied upon as having been
authorized by the Company or                   ------------
by any Underwriter.  This                       PROSPECTUS
Prospectus does not constitute                 ------------
an offer to sell, or a
solicitation of an offer to
buy, any securities other than
the registered securities to
which it relates, or an offer
to sell, or a solicitation of
an offer to buy, in any
jurisdiction in which it is
unlawful to make such offer or
solicitation.  Neither the
delivery of this Prospectus
nor any sale made hereunder
shall, under any circumstances,
create an implication that there
has been no change in the affairs
of the Company since the date
hereof or that the information
contained herein is correct as
of any time subsequent to the
date hereof.






TABLE OF CONTENTS

					Page

Available Information                     2
Incorporation of Certain
  Documents by Reference                  2
The Company                               3
Risk Factors                              3
Material Changes                          5
Selling Shareholders                      5
Plan of Distribution                      6
Use of Proceeds                           7
Legal Matters                             7
Experts                                   7


					       June   , 1995






PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

	  The following table sets forth the costs and expenses in connection with the sale and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates except the Securities and Exchange Commission registration fees and NASD filing fee.

						       To Be Paid
						       By The
						       Registrant
						       ----------

	SEC Registration Fee                            $11,083
	NASD filing fee                                  17,500
	Accounting fees and expenses
	Transfer agent and registrar fees and expenses     -0-
	Blue Sky fees and expenses
	  (including counsel fees)
	Legal fees and expenses                           7,000
	Miscellaneous expenses                            1,000

	  Total                                         $

	The Company intends to pay all expenses of registration, issuance and distribution, excluding Underwriter's discounts and commissions, with respect to those shares being sold by the Selling Shareholders.


Item 15.  Indemnification of Directors and Officers.

	The Company's Bylaws provide that the Company shall indemnify its directors, officers, employees, and agents to the full extent permitted by the California Corporation Law, including in circumstances in which indemnification is otherwise discretionary under such law. In addition, with the approval of the Board of Directors and the shareholders, the Company has entered into separate indemnification agreements with its directors, officers and certain employees which require the Company, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature) and to obtain directors' and officers' insurance, if available on reasonable terms.


Item 16.  Exhibits.

	The following exhibits are filed with this Registration Statement:

Exhibit
Number                      Exhibit Title
- ------                      -------------

5.1*    Opinion and Consent of Gray Cary Ware & Freidenrich, A
	Professional Corporation.

23.1*   Consent of Deloitte & Touche LLP, independent auditors.

23.2*   Consent of KPMG Peat Marwick LLP

23.4*   Consent of Gray Cary Ware & Freidenrich, A Professional
	Corporation, is included in Exhibit 5.1.

24.1 Power of Attorney is included in the Signature Page contained in Part II of the Registration Statement.


*  To be filed by amendment.


Item 17.  Undertakings.

	The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933 (the "Securities Act"); (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

	The undersigned Registrant hereby undertakes that:

	(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

	(2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara,
State of California, on the          day of June, 1995.

			     3COM CORPORATION



			     By: /s/ Christopher B. Paisley
				 Christopher B. Paisley
				 Vice President, Finance and
				 Chief Financial Officer


POWER OF ATTORNEY

	Each of the officers and directors of 3Com Corporation whose signature appears below hereby constitutes and appoints Christopher B. Paisley and Eric A. Benhamou, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to the Registration Statement on Form S-3 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

	Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement on Form S-3 has been signed below on June     ,
1995 by the following persons in the capacities indicated.


Signature                        Title


/s/ Eric A. Benhamou             President, Chief Executive Officer,
Eric A. Benhamou                 and Director (Principal Executive Officer)


/s/ Christopher B. Paisley       Vice President, Finance and
Christopher B. Paisley           Chief Financial Officer
				 (Principal Financial Officer
				 and Principal Accounting Officer)


/s/ James L. Barksdale           Director
James L. Barksdale


/s/ Gordon A. Campbell           Director
Gordon A. Campbell


				 Director
Jean-Louis Gassee


/s/ Stephen C. Johnson           Director
Stephen C. Johnson


/s/ Philip C. Kantz              Director
Philip C. Kantz


/s/ William F. Zuendt            Director
William F. Zuendt





INDEX TO EXHIBITS

Exhibit No.                                           Page No.
- -----------                                           --------

23.1    Consent of Deloitte & Touche LLP,
	independent auditors.*

23.2    Consent of KPMG Peat Marwick LLP*

23.4    Consent of Gray Cary Ware & Freidenrich*


*  To be filed by amendment.